                                                                    EXHIBIT 23.1






PRICEWATERHOUSECOOPERS
                                                      PricewaterhouseCoopers LLP
                                                      1000 Morgan Keegan Tower
                                                      Fifty North Front Street
                                                      Memphis, TN 38103
                                                      Telephone (901) 522 2000
                                                      Facsimile (901) 523 2045



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan and TBC Corporation's 2000 Stock Option Plan of our reports dated February 7, 2003, relating to the consolidated financial statements and financial statement schedule of TBC Corporation and its subsidiaries, as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000, which reports are included in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP



March 11, 2003











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